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                                                                    Exhibit 23.2


              Consent of Independent Certified Public Accountants

The Board of Directors
The Cooper Companies, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.




                                                       /s/ KPMG Peat Marwick LLP
                                                           KPMG Peat Marwick LLP



San Francisco, California
November 17, 1997




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